Exhibit 99.1

DEFENSE INDUSTRIES INTERNATIONAL REPORTS SECOND QUARTER 2007
FINANCIAL RESULTS; SECOND QUARTER REVENUES INCREASED BY 209%
YEAR-OVER-YEAR; SECOND QUARTER NET INCOME REACHED $661,000

ASHKELON, Israel, August 15, 2007, Defense Industries International, Inc. (OTCBB:DFNS), a leading manufacturer and global provider of personal military and civilian protective equipment and supplies, announced its financial results for the second quarter ended June 30, 2007.

Net revenues for the second quarter increased by 209%, from $1.8 million in the second quarter of 2006 to $5.7 million in the second quarter of 2007. The increase in revenues in mostly due to an increase in sales in the local military and export military markets, the company’s major market segments.

Total sales to the local military market reached $4.2 million in the second quarter of 2007, compared with sales of $1.4 in the second quarter of 2006.

Gross profit for the second quarter of 2007 was $2.4 million compared to $218,000 for the second quarter of 2006. The increase in gross profit is principally attributable to the general increase in sales.

Selling expenses for the second quarter of 2007 increased to $315,000 from $82,000 in the second quarter of 2006. The increase in selling expenses is attributed to the increase in export military market sales.

General and administrative expenses for the second quarter of 2007 increased to $658,000 from $612,000 for the second quarter of 2006.

Net income for the second quarter of 2007 reached $661,000 as compared to a net loss of $549,000 for the second quarter of 2006.

Commenting on the results, Joseph Postbinder, CEO of Defense Industries, said, “We are extremely pleased with our second quarter results. Our results for the quarter reflect both our strength in the domestic military market as well as our global reach. Our enhanced sales and marketing efforts are already paying off, as we are receiving new orders from new significant customers world-wide. An example of this is our recently announced order for a body armor product from a new client from a CIS country”.

About Defense Industries International, Inc.

Defense Industries International, Inc. is a leading manufacturer and global provider of personal military and civilian protective equipment and supplies. Defense Industries’ main products include body armor, bomb disposal suits and bullet-resistant vests and jackets; ballistic wall covers, ceramic armor plates and lightweight armor UHMW-PE plates; personal military equipment, battle pouch units and combat harness units; dry storage units, liquid logistics, tents and vehicle covers; winter suits, sleeping bags and backpacks. The Company’s manufacturing facilities meet American EQNET and international ISO 9001 standards. The Company has three principal subsidiaries, Export Erez Ltd., Achidatex Nazareth Elite ltd. and Owen Mills in the USA. For additional information, please visit the Company’s web site at www.defense-industries.com

Safe Harbor Statement

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Certain statements contained in this press release are “forward-looking statements” within the meaning of applicable federal securities laws, including, without limitation, anything relating or referring to future financial results and plans for future business development activities, and are thus prospective. Forward-looking statements are inherently subject to risks and uncertainties some of which cannot be predicted or quantified based on current expectations. Such risks and uncertainties include, without limitation, the risks and uncertainties set forth from time to time in reports filed by the company with the Securities and Exchange Commission. Although the company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Consequently, future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements contained herein. The company undertakes no obligation to publicly release updates to these forward-looking statements made to reflect new events or circumstances after the date hereof. Neither the Company nor its agents assume responsibility for the accuracy and completeness of the forward-looking statements.

CONTACT INFORMATION:

AYELET SHAKED SHILONI
INVESTOR RELATIONS
1-866-44-786-33
ayelet.shaked@012.net.il

DEFENSE INDUSTRIES INTERNATIONAL, INC.
AND SUBSIDIARY COMPANIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE INCOME (LOSS)
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2007 AND 2006 (UNAUDITED)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2007	2006	2007	2006

NET REVENUES	$5,650,978	$1,831,027	$9,565,550	$3,664,398

COST OF SALES	3,281,490	1,613,383	5,907,895	3,137,856

GROSS PROFIT	2,369,488	217,644	3,657,655	526,542

OPERATING EXPENSES
Selling	314,796	82,386	554,561	218,075
General and administrative	658,508	612,397	1,072,401	1,006,647

Total Operating Expenses	973,304	694,783	1,626,962	1,224,722

INCOME (LOSS) FROM OPERATIONS	1,396,184	(477,139)	2,030,693	(698,180)

OTHER INCOME (EXPENSES)
Financial income (expenses), net	36,203	(150,708)	(48,069)	(158,091)
Gain on fair value adjustment to embedded derivatives	12,449	9,142	73,603	38,360
Other income (expenses), net	35,580	(16,199)	77,584	14,089

Total Other Income	84,232	(157,765)	103,118	(105,642)

INCOME (LOSS) BEFORE INCOME TAXES	1,480,416	(634,904)	2,133,811	(803,822)

Less: income tax (expenses) benefit	(720,494)	18,686	(885,715)	3,464

Income (loss) before minority interest in income in subsidiary	759,922	(616,218)	1,248,096	(800,358)

Minority interest income (loss)	(99,157)	67,082	(122,267)	95,212

NET INCOME (LOSS)	660,765	(549,136)	1,125,829	(705,146)

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation income (loss), net of
minority interest portion	(120,086)	257,320	(98,256)	161,022

Other comprehensive income (loss) before tax	(120,086)	257,320	(98,256)	161,022
Income tax benefit (expenses) related to items of
other comprehensive income	23,530	(77,804)	14,345	41,317

TOTAL OTHER COMPREHENSIVE INCOME (LOSS), NET OF TAX	(96,556)	179,516	(83,911)	119,705

COMPREHENSIVE INCOME (LOSS)	$564,209	$(369,620)	$1,041,918	$(585,441)

Net income (loss) per share - basic and diluted	0.02	(0.01)	$0.04	(0.02)

Weighted average number of shares outstanding - basic and diluted	28,842,312	27,689,553	28,818,162	27,498,954

DEFENSE INDUSTRIES INTERNATIONAL, INC.
AND SUBSIDIARY COMPANIES

CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF JUNE 30, 2007 (UNAUDITED) AND DECEMBER 31, 2006

	June 30, 2007	December 31, 2006
	(Unaudited)

CURRENT ASSETS
Cash and cash equivalents	$1,434,160	$1,670,912
Accounts receivable, net of allowance for doubtful accounts
of $194,608 and $223,532, respectively	4,213,718	2,701,170
Accounts receivable - related parties, net of allowance for doubtful
accounts of $105,788 and $106,389, respectively	5,512	241,338
Inventories	3,782,358	2,708,965
Trading securities	1,292,357	804,963
Deferred taxes	109,187	111,531
Other current assets	363,649	930,392

Total Current Assets	11,200,941	9,169,271

PROPERTY, PLANT AND EQUIPMENT, NET	2,226,162	2,194,683

OTHER ASSETS
Funds in respect of employee rights upon retirement	485,548	459,391
Deferred taxes	--	8,296
Intangible assets, net	86,195	91,551

Total Other Assets	571,743	559,238

TOTAL ASSETS	$13,998,846	$11,923,192

LIABILITIES AND SHAREHOLDERS' EQUITY

	June 30, 2007	December 31, 2006
	(Unaudited)

CURRENT LIABILITIES
Accounts payable	$2,229,969	$947,361
Short-term debt and current maturities of long- term debt	1,737,937	2,440,231
Common stock to be issued	40,000	40,000
Embedded derivatives at fair value	--	57,404
Other current liabilities	1,399,990	938,050

Total Current Liabilities	5,407,896	4,423,046

LONG-TERM LIABILITIES
Long-term portion of debt	775,411	798,237
Liability for employee rights upon retirement	329,054	340,328
Deferred taxes	1,771	--
Common stock to be issued	40,000	80,000
Embedded derivatives at fair value	50,051	66,250
Total Long-Term Liabilities	1,196,287	1,284,815

TOTAL LIABILITIES	6,604,183	5,707,861

Minority interest	1,020,151	903,138

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY
Preferred stock, $.0001 par value, 50,000,000 shares authorized, none issued
and outstanding	--	--
Common stock, $.0001 par value, 250,000,000 shares authorized, 28,867,272
and 28,793,198, respectively, issued and outstanding	2,886	2,879
Additional paid-in capital	2,592,731	2,552,738
Retained earnings	3,917,549	2,791,720
Accumulated other comprehensive loss	(138,654)	(35,144)

Total Shareholders' Equity	6,374,512	5,312,193

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$13,998,846	$11,923,192